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                                   [LOGO]

                           ACTION BY WRITTEN CONSENT

                                       OF

                             THE BOARD OF DIRECTORS

                                       OF

                           AIRSHIP INTERNATIONAL LTD.
             (UNDER SECTION 708(b) OF THE BUSINESS CORPORATION LAW)

The undersigned, constituting a majority of the directors of Airship International Ltd. (the "Company"), do hereby adopt the following resolution by written consent with the same force and effect as if adopted at a meeting duly called and held therefor:

RESOLVED, that the Board of Directors hereby approves the extension of the expiration date of Louis J. Pearlman's Common Share Purchase Warrant in the amount of 2,000,000 shares (exercisable at $.10 per Common Share) to May 7, 1999 from May 7, 1997.

Therefore, the above resolution is hereby signed and agreed to as of this 15th day of April, 1997.

                                             LOUIS J. PEARLMAN
                                          -----------------------------------
                                             Louis J. Pearlman

                                             ALAN A. SIEGEL
                                          -----------------------------------
                                             Alan A. Siegel

                                             JAMES J. RYAN
                                          -----------------------------------
                                             James J. Ryan

                                 [LETTERHEAD]


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